Exhibit 99.1

Press Release

QUALITY SYSTEMS, INC. NAMES PHILIP N. KAPLAN CHIEF OPERATING OFFICER AND CRAIG A. BARBAROSH DIRECTOR

IRVINE, Calif. … September 21, 2009 … Quality Systems, Inc. (NASDAQ: QSII) announced today that it has appointed Philip N. Kaplan to serve as chief operating officer of the company, effective September 17, 2009, and Craig A. Barbarosh director to serve on its Board of Directors.

Kaplan served as a director on the Quality Systems Board from June 27, 2008 until September 17, 2009, when he resigned to assume his role as COO.  In connection with Kaplan’s appointment to COO and his Board resignation, on September 17, 2009, the Board of Directors of the Company elected Craig A. Barbarosh to fill the seat on the nine-person board, vacated by Kaplan.

In his new role, Kaplan will oversee all of the company’s business operations including those of both its NextGen Healthcare Information Systems subsidiary and QSI Dental Division.

Kaplan brings to the company a 20-year career that spans software and technology services, and heading both privately and publicly held companies.  Prior to joining Quality Systems as COO, most recently, Kaplan served as chief executive officer of Deer Valley Ventures, LLC, a managed hosting and virtualization technology company.  From February 2007 to June 2008, Kaplan was  chief strategy officer of Internap Network Services Corporation (NASDAQ: INAP), which acquired VitalStream Holdings, Inc (NASDAQ: VSTH) in February 2007.  Kaplan co-founded VitalStream in 2000 and served as its initial chief operating officer until 2004 and as a member of its Board of Directors until its acquisition by Internap.  In 2004, he was named president of VitalStream, a position he held until the February 2007 acquisition.  Previously, Kaplan co-founded AnaServe, Inc. in 1995, an early e-commerce web hosting company, which was acquired by Concentric Network Corp. in 1998.

Barbarosh, 42, has been a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP since 1999.  He is a nationally recognized restructuring expert and has served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board's Strategy Committee, as a co-leader of the firm's national Insolvency & Restructuring practice section and as the managing partner of the firm's Orange County, Calif. office.

“We are pleased to welcome Phil to the company’s senior management team.  In addition to his decades of experience within the information technology (IT) sector, Phil’s firsthand knowledge of the company since serving as a Board member for the past 15 months, will prove invaluable.  This experience affords him insight into the company, its operations and growth strategy,” commented Steven T. Plochocki, president and chief executive officer at Quality Systems.

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Quality Systems, Inc.
Appointment of Philip N. Kaplan to Chief Operating Officer and Craig A. Barbarosh to Board of Directors

“Furthermore, we look forward to the contributions that Craig Barbarosh will make to the Board and company as a director,” Plochocki concluded.

Kaplan commented on his new role, stating:  “I am excited to round out the management team at Quality Systems and join them as we continue to further solidify Quality Systems’ leadership role in the Healthcare IT sector, particularly in light of the vast opportunities that lie ahead within the electronic health records (EHR) marketplace.  In my new position, I will have a chance to parlay my operational experience in heading growth technology companies, which I believe will bode well for Quality Systems as we plan for future growth and expand our market presence.”

Kaplan, 42, resides in Orange County, Calif. with his family.  He serves on the Board of Huntington Beach, Calif.-based Surfline, Inc. and is currently chairman of the board of the Jewish Federation of Orange County.  He earned his Bachelor of Arts degree in Economics, with a minor in Russian language from the University of California, Davis.

Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992 and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989.  In 2007, Barbarosh received a certificate from Harvard Business School for completing an executive education course on Private Equity and Venture Capital.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices.  Visit www.qsii.com and www.nextgen.com for additional information.

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Quality Systems, Inc.
Appointment of Philip N. Kaplan to Chief Operating Officer and Craig A. Barbarosh to Board of Directors

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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